UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 21, 2023

The Charles Schwab Corporation
(Exact name of registrant as specified in its charter)

Commission File Number:  1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 Schwab Way, Westlake, TX 76262
(Address of principal executive offices, including zip code)

(817) 859-5000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – $.01 par value per share	SCHW	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 5.95% Non-Cumulative Preferred Stock, Series D	SCHW PrD	New York Stock Exchange
Depositary Shares, each representing a 1/40th ownership interest in a share of 4.450% Non-Cumulative Preferred Stock, Series J	SCHW PrJ	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events

As previously announced, in addition to cost synergies directly related to the integration of TD Ameritrade, the company is planning incremental actions to streamline its operations to prepare for post-integration. The company is currently assessing its real estate footprint, and plans to close or downsize certain corporate offices. In addition, the company plans to reduce its operating costs primarily through lower headcount and professional services. The company expects to realize at least $500 million of incremental annual run-rate cost savings to be achieved through these actions. In order to achieve these cost savings, the company expects to incur exit and related costs, primarily related to employee compensation and benefits and facility exit costs, of approximately $400 to $500 million. The company anticipates most costs related to position eliminations will be incurred in the second half of 2023, and costs related to real estate will be incurred in 2023 and 2024.

Forward-Looking Statements

This report contains forward-looking statements relating to the company’s planning to take actions to streamline its operations; expectation to realize at least $500 million of annual run-rate cost saving; and expectations as to the amount and timing of associated exit and related costs that will be incurred. These forward-looking statements reflect management’s expectations as of the date hereof. Achievement of these expectations and objectives is subject to risks and uncertainties that could cause actual results to differ materially from the expressed expectations. Important factors that may cause such differences include, but are not limited to, the company’s ability to timely and successfully make and implement workforce and real estate decisions in order to streamline its operations and realize expected run-rate cost savings; the risk that the company’s planning and streamlining actions may not generate the intended benefits to the extent or as quickly as anticipated; the risk that exit and related costs may be greater than anticipated; and other factors set forth in the company’s most recent reports on Form 10-K and Form 10-Q.

Signature(s)

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: August 21, 2023	By:	/s/ Peter Crawford
Peter Crawford
Managing Director and Chief Financial Officer